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EXHIBIT 21.1

      SUBSIDIARIES OF THE REGISTRANT


NAME                                                JURISDICTION OF ORGANIZATION

Mercury Computer Securities Corporation             Massachusetts
Riverneck Road                                      Delaware
199 Riverneck LLC                                   Delaware
Mercury Computer International Sales Corporation    Delaware
Mercury Computer Systems BV                         The Netherlands
Nihon Mercury Computer Systems KK                   Japan
Mercury Computer Systems SARL                       France
Mercury Systems Ltd                                 United Kingdom
Mercury Computer Systems Export, Incorporated       Barbados


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